Exh. 10-c
                  ESCROW AND INTERIM OPERATIONS AGREEMENT

	AGREEMENT made this 24th day of January, 2006 among MAUI GENERAL STORE, INC., a New York corporation ("MGS"), RICHARD MILLER, the majority shareholder of MGS ("Miller"), PALMERA HOLDINGS, INC., a Florida corporation ("Palmera"), the individuals identified on the signature page of this Agreement as shareholders of Palmera (the "Palmera Stockholders"), and ROBERT BRANTL, counsel to Palmera (the "Escrow Agent").

	WHEREAS, MGS, Miller and Palmera are on this date entering into an Agreement and Plan of Merger (the "Palmera Merger Agreement"), pursuant to which Palmera will be merged into a wholly-owned subsidiary of MGS
(the "Palmera Merger"); and

	WHEREAS, the parties intend that after the Palmera Merger, MGS will solicit sufficient capital to enable it to implement the business plan of Palmera; and

	WHEREAS, the parties wish to institute procedures which will effect a partial rescission of the merger and related transactions in the event that MGS does not acquire the necessary funds.

	NOW, THEREFORE, it is agreed:

	1.   Escrow.

	a. Upon the Closing Date of the Palmera Merger, the parties will cause the Merger Shares, the Palmera Shares, and the Surviving Entity Shares (all as described in Section 1.01 of the Palmera Merger Agreement and, collectively, the "Escrowed Securities") to be delivered to the Escrow Agent, accompanied by one stock power endorsed in blank (with, as to shares of MGS, a medallion guaranteed signature) for each certificate for Merger Shares or Surviving Entity Shares included among the Escrowed Securities. The Escrow Agent shall hold the Escrowed Securities and related stock powers (the "Escrowed Documents") in safe-keeping subject to the terms of this Agreement.

	b. Upon the Closing Date of the Amended Stock Purchase Agreement between Richard H. Miller and Palmera dated January 24, 2006 (the "Stock Purchase Agreement"), Palmera will deliver the "Residual Cash Payment" (defined in Section 2.2 of the Stock Purchase Agreement) to the Escrow Agent. The Escrow Agent will cause the Residual Cash Payment to be deposited into the account at Citibank, N.A. titled "Robert Brantl, Esq. Attorney Escrow Account IOLA," which is Citibank account number 95675675. Said account does not pay interest.

	2.   Forward Delivery.

	a. Promptly upon closing of the Palmera Merger, MGS will undertake a private placement of its securities (the "Offering"). The funds obtained in the Offering and related subscription agreements shall be delivered to the Escrow Agent to hold pursuant to an escrow agreement to be entered between MGS and the Escrow Agent. The escrow agreement will require the Escrow Agent to hold the funds and subscription agreements until at least Two Million Dollars ($2,000,000) in clear funds are in his escrow account.

	b. Promptly after the date on which the Escrow Agent receives at least $2,000,000 in clear funds from subscriptions to the Offering (the "Funding Date"), the Escrow Agent will destroy the stock powers included in the Escrowed Documents and deliver the Escrowed Securities as follows:
Merger Shares to the Palmera Stockholders and Palmera Shares and Surviving Entity Shares to MGS. At the same time, the Escrow Agent will deliver the Residual Cash Payment to Miller. Upon such delivery (a "Forward Delivery"), the obligations of the Escrow Agent under this Agreement will terminate.

	3.  Reversion of the Escrowed Documents.

	a. In the event that the Funding Date has not occurred prior to the Futility Date, then promptly after the Futility Date the Escrow Agent will deliver the Escrowed Documents thus: Merger Shares and related stock powers to MGS for cancellation; Palmera Shares, Surviving Entity Shares and related stock powers (endorsed to transfer the shares to the Palmera Stockholders in proportion to the number of Palmera shares each held on the Closing Date of the Palmera Merger) to Peter Carey for distribution to the Palmera Stockholders. At the same time the Escrow Agent will deliver the Residual Cash Payment to Palmera. Upon such delivery (a "Reversion Delivery"), the obligations of the Escrow Agent under this Agreement will terminate.

	b. For purposes of this Section 3, the "Futility Date" will be the date which is one hundred twenty (120) days after the date of closing of the Palmera Merger. The Palmera Stockholders will cause the Futility
Date to become a date thirty days later if, prior to the Futility Date, they deliver to the Escrow Agent (i) proof of payment to Miller of Ten Thousand Dollars ($10,000) with a written notice extending the Futility Date by thirty days, (ii) proof that MGS has, after the Effective Time of the Palmera Merger, filed with the SEC an information statement or proxy statement in contemplation of obtaining shareholder approval of a recapitalization (e.g. increase in authorized shares, reverse stock split) and (iii) proof that MGS has an agreement with a broker-dealer in securities that is in good standing with the SEC to undertake a Two
Million Dollar ($2,000,000) private offering on a best efforts basis. Palmera may further extend the Futility Date by an additional thirty or sixty days by delivering to the Escrow Agent proof of payment to Miller of Ten Thousand Dollars ($10,000) and Fifteen Thouisand Dollars
($15,000), respectively for each additional thirty day extension.

	4.  Interim Operations.

	a. The date on which the Escrow Agent effects either a Forward Delivery or a Reversion Delivery is the "Termination Date." The parties intend that between the Closing Date of the Palmera Merger and the Termination Date (the "Interim Period"), that the Palmera Stockholders and the management to whom they entrust MGS shall take no action which would have a material adverse effect on MGS in the event of a Reversion Delivery. Specifically, but without limiting the breadth of the aforesaid mutual intention, the Palmera Stockholders shall cause the directors and officers of MGS during the Interim Period to abide by the following restrictions:

        i. MGS shall not incur any liabilities during the Interim Period that would not be extinguished as a result of a Reversion Delivery, except that it may incur liabilities up to the amount paid by MGS or Palmera pursuant to Section 5.03(h)(iii) of the Palmera Merger Agreement. In the event that MGS requires professional services, the Surviving Entity will contract with the necessary professionals or will prepay the services.

        ii. The shareholders of MGS shall take no action other than (i) the election of members of the MGS Board of Directors and (ii) the permitted actions specifically identified in Section 4(c) below.

        iii. MGS shall not enter into any contract that would survive a Reversion Delivery and could not be terminated by MGS at will.

        iv.  MGS shall timely file with the Securities and Exchange
             Commission all reports required by the Commission's rules and regulations. (Richard Miller hereby agrees to provide such assistance as MGS requires to complete the preparation of audited financial statements for the year ended December 31, 2005 and the filing of an annual report on Form 10-KSB for said year.)

        v. MGS shall not take any action or commit any failure to act which results in the delisting of MGS common stock from the OTC Bulletin Board.

        vi. MGS shall not enter into any contract for the sale of MGS securities that would not be terminated without liability on the part of MGS if a Reversion Delivery were to occur.

        b. Palmera and each of the Palmera Stockholders, jointly and severally, hereby undertakes to reimburse MGS for any expense, loss or liability it incurs as a result of a breach of the covenant in Section 4(a).

        c. During the Interim Period, MGS may undertake and complete the following shareholder actions:

        i. a reverse split of the common stock at a ratio no greater than one-for-thirty.

	ii.  an increase in the number of authorized shares of  MGS

	iii. a change in the name of the corporation.

        5.   Escrow Provisions.

        5.1	The Escrow Agent may rely conclusively on, and shall be
protected in acting upon, any notice, request, consent, instruction, affidavit or other instrument or document believed by him in good faith to be genuine and containing what purports to be the signature of any of the parties hereto or any investor in the Offering.

        5.2	MGS and Palmera, jointly and severally, agree to save
harmless, defend and indemnify the Escrow Agent against all claims, costs, damages, judgments, attorneys' fees, expenses, obligations, taxes, assessments, liabilities, actions, suits or charges made against the Escrow Agent by reason of any act or omission to act by him hereunder or in connection with any of the transactions contemplated hereby and against any loss he may sustain in carrying out the terms of this Agreement, other than as a result of his gross negligence or willful misconduct.

        5.3	The Escrow Agent shall have no duties or obligations under
this Agreement except as expressly set forth herein, shall be responsible only for the performance of such duties and obligations, shall not be required to take any action other than in accordance with the terms hereof and shall not be in any manner liable or responsible for any loss or damage arising by reason of any act or omission to act by him hereunder or in connection with any of the transactions contemplated hereby, including, but not limited to, any loss that may occur by reason of forgery, false representations, the exercise of his discretion in any particular manner or for any other reason except for his gross negligence or willful misconduct.

        5.4	The Escrow Agent shall not be bound by any notice of, or
demand with respect to, any waiver, modification, amendment, termination, cancellation, rescission or supersession of this Agreement, unless the same shall be in writing and signed by the parties hereto. In the event of any controversy or dispute arising hereunder or with respect to the construction hereof or any action to be taken by the Escrow Agent hereunder, the Escrow Agent shall incur no liability from any action or omission to act by him in good faith. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent's attorneys-at-law shall be conclusive evidence of such good faith.

        5.5	If the Escrow Agent receives a notice from any party that a
dispute exists with respect to the delivery and/or ownership or right of possession of any Escrowed Document in his possession or of the Residual Cash Payment, the Escrow Agent shall retain the Escrowed Document and/or Residual Cash Payment in his possession and shall deliver such Escrowed Document and/or Residual Cash Payment in accordance with the joint written instructions of all parties to the dispute or a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected. The Escrow
Agent shall be under no duty whatsoever to institute or defend any such proceedings with respect to any Escrowed Document. The Escrow Agent may resign and be discharged of his duties hereunder at any time by giving written notice to all of the parties hereto. Such resignation shall take effect twenty (20) days after the giving of such notice or upon the earlier receipt by the Escrow Agent of an instrument of acceptance executed by a successor escrow agent and upon delivery by the Escrow
Agent of the Escrowed Documents and Residual Cash Payment to such successor. The Escrow Agent shall also be discharged of his duties and obligations hereunder upon deposit in a court of competent jurisdiction of the Escrowed Documents and/or Residual Cash Payment then held by him hereunder, and all parties hereto submit to the personal jurisdiction of any such court and waive all rights to contest jurisdiction.

        5.6	The Escrow Agent shall be entitled to employ such legal
counsel and other experts as the Escrow Agent may deem necessary to advise the Escrow Agent in connection with the Escrow Agent's duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

        5.7	MGS shall pay the Escrow Agent for all services rendered
pursuant to this Agreement at the hourly rate that the Escrow Agent customarily charges for legal services. MGS shall also reimburse the Escrow Agent for any out-of-pocket expenses incurred in fulfilling his obligations hereunder.

        6.	Miscellaneous

	a	Applicable Law.  This Agreement shall be governed by the laws of the State of Florida, without giving effect to the principles of conflicts of laws thereof, as applied to agreements entered into and to be performed in such state.

	b.  	Notices.  All notices and other communications under this
Agreement shall be in writing and shall be deemed to have been duly given or made as follows:

	(i)	If sent by reputable overnight air courier (such as Federal
Express), 2 business days after being sent;

	(ii)	If sent by facsimile transmission, with a copy delivered  in the manner provided in clauses (i) or (iii) , when transmitted and receipt is confirmed by the fax machine; or

	(iii)	If otherwise actually personally delivered, when delivered.

	All notices and other communications under this Agreement shall be sent or delivered as follows:

	If to Palmera, to:

		M. Peter Carey, III
		President
		19321 US Highway 19 North
		Bldg. C, Suite 320
		Clearwater, FL  33764
		Telephone:  727-536-7900
		Facsimile:  727-535-9600

	with a copy to (which shall not constitute notice):

		Robert Brantl, Esq.
		322 4th Street
		Brooklyn, NY 11215
		Telephone:  718-768-6045
		Facsimile:  718-965-4042

	If to MGS and/or the Principal Stockholder, to:

		Richard Miller
		P.O. Box 297
		Hana. Maui, Hawaii 96713
		Telephone:  808-248-8787
		Facsimile:  808-248-7821

	with a copy to (which shall not constitute notice):

		Thomas Smith, Esq.
		9800 Mt. Pyramid Ct.
		Suite 400
		Englewood, CO 80112
		Telephone:  720 - 895-1912
		Facsimile:  720-895-1917

        If to a Palmera Stockholder, to the address of same as kept on the stock records of MGS unless contrary written notice from the Palmera Stockholder has been received by the party giving the notice.

	With a copy to (which shall not constitute notice):

	Robert Brantl, Esq.
	(contact information above)

	If to the Escrow Agent, to

	Robert Brantl, Esq,
	(contact information above).

	Each Party may change its address by written notice in accordance with this Section.

	c.  	Assignment.   	Neither this Agreement nor any of the
rights, interests or obligations under this Agreement shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Parties. This Agreement will be binding upon, inure to the benefit of and be enforceable by, the Parties and their respective heirs, legal representatives, successors and assigns.

	d. 	Counterparts.   This Agreement may be executed in one or more
counterparts, each of which shall be deemed to be an original but all of which shall be considered one and the same agreement.




	IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

MAUI GENERAL STORE, INC.                 PALMERA HOLDINGS, INC.

By: /s/ Richard Miller                   By: /s/ Dr. Lawrence Stowe
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Richard Miller, President                Dr. Lawrence Stowe, Chairman


/s/Richard Miller                        /s/ Robert Brantl
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RICHARD MILLER                           ROBERT BRANTL

PALMERA STOCKHOLDERS:                    /s/
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